
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Spectrum Technical L.P. and is qualified in its entirety by reference to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-END>                               DEC-31-1997
<CASH>                                     168,849,922
<SECURITIES>                                         0
<RECEIVABLES>                                3,623,183<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             184,769,817<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>               184,769,817<F3>
<SALES>                                              0
<TOTAL-REVENUES>                            29,527,587<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                            17,820,503
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                             11,707,084
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                         11,707,084
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                11,707,084
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include subscriptions receivable of $2,965,621 and interest receivable of $657,562.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $12,296,712 and net option premium of $0.
<F3>Liabilities include redemptions payable of $1,009,230, accrued brokerage commissions of $1,097,194 and accrued management fees of $573,696.
<F4>Total revenue includes realized trading revenue of $13,777,460, net change in unrealized of $9,762,823 and interest income of $5,987,304.

